(Cover Page)

                        MAINE PUBLIC SERVICE COMPANY
                        209 STATE STREET, PO BOX 1209
                        PRESQUE ISLE, MAINE  04769-1209


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              MAY 13, 1997

                                                             April 3, 1997

To the Common Stockholders of
  MAINE PUBLIC SERVICE COMPANY

      Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 13, 1997, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

      1. Electing three members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2000, or until their successors are elected and qualified.

      2. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.

      Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

      Only Common Stockholders of record on the stock transfer books of the Company at the close of business on April 1, 1997, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

      Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.


                                     By Order of the Board of Directors,

                                           STEPHEN A. JOHNSON
                                                 Clerk








                              (Page 1)


                              PROXY STATEMENT
                        MAINE PUBLIC SERVICE COMPANY
                        209 STATE STREET, PO BOX 1209
                        PRESQUE ISLE, MAINE 04769-1209

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 13, 1997

                                                       April 3, 1997


                        PROXY AND SOLICITATION

      The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 13, 1997, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 3, 1997.

      The cost of soliciting proxies is to be borne by the Company. The Company has retained McCormick & Pryor, Ltd., 26 Broadway, Suite 1640, New York, NY 10004 to assist in the solicitation of proxies at an estimated cost of $3,250 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

      Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.


                  COMMON STOCK OUTSTANDING AND VOTING RIGHTS

      On April 1, 1997 (the "record date"), the Company had outstanding 1,617,250 shares of Common Stock (exclusive of 250,000 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.




                              (Page 2)

      As of December 31, 1996, the following companies each beneficially owned 5% or more of the Company's Common Stock:

                                     Number of Shares
Name and Address of                  of Common Stock
Beneficial Owner                     Beneficially Owned        Percent of Class

Dimensional Fund Advisors, Inc.            103,300                 6.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401


      As of March 1, 1997, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

      Name of                                          Number of Shares (1)
      Beneficial Owner               Position          Beneficially owned


      Robert E. Anderson             Director                         300

      Paul R. Cariani                President and
                                     Chief Executive
                                     Officer                        1,028

      Donald F. Collins              Director                         838

      D. James Daigle                Director                         500

      Richard G. Daigle              Director                         500

      J. Gregory Freeman             Director                         400

      Deborah L. Gallant             Director                         400

      Nathan L. Grass                Director                         314

      G. Melvin Hovey                Chairman of
                                     the Board                      2,500 (2)

      J. Paul Levesque               Director                         400

      Walter M. Reed, Jr.            Director                       1,200

      Frederick C. Bustard           Vice President, Power
                                     Supply & Environment           3,216

      Larry E. LaPlante              Vice President, Finance,
                                     Administration
                                     and Treasurer                    222

      Stephen A. Johnson             Vice President, Customer
                                     Service & General Counsel,
                                     Secretary & Clerk                281

      All Directors and Officers as a Group (Fourteen)             12,099


      (1) The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.

      (2) 1,250 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

      None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiary, Maine and New Brunswick Electrical Power Company, Limited (the "Subsidiary").


                              (Page 3)

                        ELECTION OF DIRECTORS

      The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

      Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

      The Company currently has eleven Directors, of which three have a term of office that will expire with the forthcoming Annual Meeting. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors has fixed the number of Directors at eleven.

      The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The class whose term will expire at the 1997 Annual Meeting consists of three nominees, all of whom are now Directors of the Company. Therefore, the Stockholders are asked to elect Messrs. Anderson, Grass, and Levesque, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2000 Annual Meeting of Stockholders and their respective successors have been elected and qualified.


                        DIRECTORS AND NOMINEES

Name and Business Experience for                             Year First Elected
      Last 5 Years                               Age               Director


(Nominees for terms expiring in 2000)

ROBERT E. ANDERSON  (2) (6)                      59                1993
      President, F. A. Peabody Company
      (Insurance) Houlton, Maine

NATHAN L. GRASS  (3)                             58                1983
      President, Grassland Equipment, Inc.
      Presque Isle, Maine

J. PAUL LEVESQUE  (4)                            66                1985
      President and Chief Executive Officer
      J. Paul Levesque & Sons, Inc. (Lumber Mill) and
      Antonio Levesque & Sons, Inc. (Logging Operation)
      Masardis, Maine


                              (Page 4)

Name and Business Experience for                             Year First Elected
      Last 5 Years                               Age               Director


(Directors whose terms expire in 1999)

D. JAMES DAIGLE  (3)                             61                1973
      President
      David D. Daigle Farms, Inc.
      Fort Kent, Maine & Orlando, Florida

DEBORAH  L. GALLANT  (3)                         44                1994
      President & CEO
      Dix-Gallant Associates
      (Management Consultants)
      Portland, Maine

G. MELVIN HOVEY  (1) (4) (6)                     67                1981

      President of the Company
      (through May 31, 1994) and
      Chairman of the Board
      Presque Isle, Maine

WALTER M. REED, JR.  (4) (6)                     74                1979
      President, Reed Farms, Inc. and
      Retired President,
      Maine Potato Growers, Inc.
      Fort Fairfield, Maine

(Directors whose terms expire in 1998)

PAUL R. CARIANI  (1) (5)                         56                1992
      President of the Company
      (as of June 1, 1994)
      Executive Vice President,
      Chief Financial Officer
      and Treasurer of the Company
      (through May 31, 1994)
      Presque Isle, Maine

DONALD F. COLLINS  (2) (5)                       71                1979
      Director and Retired President
      S. W. Collins Co., Inc.
      (Lumber and Building Materials)
      Caribou, Maine

RICHARD G. DAIGLE  (2) (3)                       49                1994
      President, Daigle Oil Company
      Fort Kent, Maine

J. GREGORY FREEMAN  (5) (6)                      60                1985
      President and Chief
      Executive Officer
      Pepsi-Cola Bottling Company
            of Aroostook, Inc.
      Presque Isle, Maine


(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary. Mr. Cariani is President of the Subsidiary.

(2)   Member of the Audit Committee.

(3)   Member of the Executive Compensation Committee.

(4)   Member of the Pension Investment Committee.

(5)   Member of the Nominating Committee.

(6)   Member of the Budget & Finance Committee.



                              (Page 5)

                  DIRECTORS AND COMMITTEE MEETINGS

      During the year 1996, the Directors held a total of seven meetings.

      The Audit Committee held four meetings in 1996. The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company.

      The Executive Compensation Committee held four meetings and the Pension Investment Committee held two meetings in 1996.

      The function of the Executive Compensation Committee is to review the total compensation of the officers, to make recommendations to the Board with respect to officer compensation as it deems appropriate, and to oversee the Company's efforts to promote economic development within its service territory.

      The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

      The Nominating Committee held no meetings in 1996. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

      The Budget and Finance Committee held two meetings in 1996. The function of the Budget and Finance Committee is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit.

      During 1996, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.


                        EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiary in 1994, 1995, and 1996 to Paul R. Cariani, the Company's Chief Executive Officer and to Frederick C. Bustard, the Company's Vice President, Power Supply and Environment. Except for Messrs. Cariani and Bustard, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 1996.



                              (Page 6)

                        SUMMARY COMPENSATION TABLE


                              Annual Compensation (1)
                                                             (2)
                                                             Other       All
Name & Principal                                             Annual     Other
Position                Year         Salary      Bonus       Compen.    Compen.
                                        $          $            $         $

PAUL R. CARIANI         1996         114,825         0       1,969         0
Chief Ex. Officer       1995         107,404     1,250       1,921         0
(effective 6-1-94)      1994         105,795     1,750       1,722         0

FREDERICK C. BUSTARD    1996         102,123         0       1,644         0
Vice President
Power Supply
Supply and
Environment

      (1)  The Company does not provide any long-term compensation.

      (2) The amounts in this column include: (a) For Mr. Cariani for 1996, $1,156 for the Company's match under the 401(k) Plan; $583 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $230 is the value of personal use of a Company-owned automobile. For 1995, $1,082 for the Company's match under the 401(k) Plan; $424 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $415 is the value of personal use of a Company-owned automobile. For 1994, $1,047 for the Company's match under the 401(k) Plan; $312 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $363 as the value of personal use of a Company-owned automobile; (b) For Mr. Bustard for 1996, $1,027 for the Company's match under the 401(k) Plan; $475 for the value of insurance premiums paid by the Company to Term Life Insurance in an amount equal to Mr. Bustard's annual salary; and $142 is the value of personal use of a Company-owned automobile.


      On August 22, 1989, the Company executed employment agreements with Paul R. Cariani, Chief Executive Officer; Frederick C. Bustard, Vice President, Power Supply and Environment; and Stephen A. Johnson, Vice President, Customer Service and General Counsel. (Previous employment agreements with Messrs. Cariani and Bustard were voided as of that date). Each of these agreements ended on December 31, 1994, subject to automatic renewals for additional three-year terms. The agreements provide for severance benefits upon termination for other than good cause following a change in control of the Company. If the Company terminates the employment of Messrs. Cariani, Bustard or Johnson within one year following an unfriendly change in control, the Company will pay him an amount equal to two times his current annual salary as of the date of the change in control and will continue his benefits under the Company's then current health, life and disability (but not pension) plans for eighteen months after termination. In the event of a friendly change in control of the Company, Messrs. Cariani, Bustard and Johnson are obligated to continue their employment for six months after the friendly change in control unless given good reason, as specified in the agreement (e.g., a material change in duties), to terminate employment. If any of them terminates employment for good reason during that six months, the Company will pay him an amount equal to one times his annual salary as of the date of the friendly change in control and will continue the specified benefits for twelve months after termination. If any of them terminates employment for any reason from seven to twelve months after the friendly change in control, the cash payment and benefit extension shall be reduced by amounts received and benefits provided since the friendly change in control. On May 9, 1995, the Company executed an identical employment agreement with Larry E. LaPlante, Vice President, Finance, Administration, and Treasurer.

      In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.




                              (Page 7)


                         RETIREMENT PLAN

      Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

                        Pension Plan Table
                            In Dollars

      Highest Average Annual
      Three Consecutive Years    Annual Benefits for Years of Service
           Base Salary (1)     15 yrs    20 yrs     25 yrs   30 yrs or more

            120,000            24,012    34,512     45,012         55,512

            130,000            26,637    38,012     49,387         60,762

            140,000            29,262    41,512     53,762         66,012

            150,000            31,887    45,012     58,137         71,262

      (1) Because of requirements of the Internal Revenue Code, beginning in 1994, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $150,000, indexed for inflation.

      The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

      The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani, Bustard, Johnson and LaPlante were $53,617, $46,857, $44,370, and $33,615 respectively.
These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 1997, until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani, Bustard, Johnson and LaPlante have 26, 32, 11, and 12 years, respectively, in the plan. Mr. Johnson is also entitled to the prior service retirement plan, which was described in the "Executive Compensation" section.

      Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.

                  SECTION 16(a) BENEFICIAL OWNERSHIP
                        REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, all such Section 16(a) filing requirements were complied with.


                              (Page 8)

                        DIRECTORS' COMPENSATION

      Directors who are not employees are compensated on an annual basis of $5,000, except for the Chairman whose annual compensation is $8,000. In addition, non-employee Directors are paid $500 for each Directors' Meeting attended and are reimbursed for any reasonable travel expenses. Non-employee Directors are also paid $500 for each Committee Meeting attended if that Committee Meeting is not held on the same day as a Directors' Meeting. If the Committee is held on the same day as a Directors' Meeting, non-employee Directors are paid $300 for each Committee Meeting attended. The Chair of each Committee is compensated on an annual basis of $500.


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Company's Compensation Committee during the fiscal year 1996 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as directors, Messrs. R. G. Daigle,
D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest.

      None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.


                  BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

      The Company's Executive Compensation Committee met on May 13, 1996, to develop recommendations for salary levels for all executive officers for the twelve months beginning June 1, 1996. The Committee's recommendations were adopted by the entire Board, without material modification, on May 14, 1996.

      In developing recommended executive base salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers. The entire Board reviews the Chief Executive
Officer's performance in his absence. In making specific base salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its base salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

      In addition to any adjustments to executive base salaries, the Company also adopted an Executive Incentive Compensation Plan for all executive officers, which will apply to executive compensation beginning in 1997. The Plan provides for graduated awards expressed as a percent of the executive officer's base salary (up to a maximum of 15%) for quantitative performance-related goals. These goals include attaining earnings based on a ratemaking methodology in excess of the return on equity most recently authorized for the Company by the Maine Public Utilities Commission (MPUC), savings of controllable expenditures as established by the Board's Budget and Finance Committee, attaining customer satisfaction and reliability levels approved by the MPUC, avoiding the loss

                              (Page 9)

of a major customer and improvements on the Company's safety performance. Performance in each of these areas can result in an award of anywhere between 1% and 4% of base salary. No award of any amount, however, shall be made under the Plan unless earnings are at least equal to the MPUC's authorized return on equity.

            D. JAMES DAIGLE
            RICHARD G. DAIGLE
            DEBORAH L. GALLANT
            NATHAN L. GRASS
            Members, Executive Compensation Committee


                        INDEPENDENT PUBLIC ACCOUNTANTS

      For many years, the firm of Deloitte & Touche, LLP, (Deloitte & Touche) independent public accountants, was engaged by the Company as the principal independent accountant to audit the Company's financial statements. On March 1, 1996, the Company's Board of Directors, based on a recommendation of the Audit Committee, voted to engage the firm of Coopers & Lybrand, LLP, (Coopers & Lybrand) independent public accountants, as the Company's principal accountant beginning with the 1996 fiscal year audit and not to use the services of Deloitte & Touche. This change in accountants followed the Company's issuance in November, 1995 of a request for proposal to six major independent accounting firms to audit the Company's financial statements. The Company issued this request solely to determine whether it could reduce the fees it pays for accounting services. Three firms, including Deloitte & Touche and Coopers & Lybrand, responded to this request. Based solely on the Audit Committee's review of these responses, and the terms of the request, the Board determined to engage Coopers & Lybrand, whose bid price was substantially lower than any other received by the Company, as the Company's principal accountant for a term of at least three years, beginning in fiscal year 1996. As a result of this vote, the Company informed Deloitte & Touche that it would not renew its year to year engagement letter with that firm.

      Deloitte & Touche's report on the Company's financial statements for either fiscal years 1995 or 1994 did not contain any adverse opinion or disclaimer of opinion or any modification or qualification.

      At no time during fiscal years 1995 and 1994 or any time thereafter has there been any disagreement between the Company and the firm of Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. At no time during the Company's fiscal years 1995 and 1994 or anytime thereafter did any event occur between the Company and Deloitte & Touche that would require further reporting in this Proxy Statement.

      At no time during fiscal years 1995 and 1994 or any time thereafter prior to the Company's engaging Coopers & Lybrand did the Company consult Coopers & Lybrand regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

      No representatives of either Deloitte & Touche or Coopers & Lybrand are expected to be present at the Annual Meeting of Stockholders.



                              (Page 10)

                        CORPORATE PERFORMANCE GRAPH

      The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service (MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, the five year total return for MPS stock exceeded both the AMEX Index and the S&P Utilities Index. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
     AMONG MAINE PUBLIC SERVICE COMPANY, THE AMEX MARKET VALUE INDEX
                    AND THE S & P UTILITIES INDEX

            12/91       12/92        12/93       12/94       12/95       12/96

Maine Public
Service
Company
(MAP)       100         105          111          96         108         101


AMEX
Market
Value       100         101          121         110         139         148


S & P
Utilities   100         108          124         114         162         167

* $100 invested on 12/31/91 in stock or index - including reinvestment of dividends.
Fiscal year ending December 31.

                              (Page 11)

                        STOCKHOLDER PROPOSALS

      Stockholder proposals intended for inclusion in the 1997 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 1997.


                  ADDITIONAL INFORMATION TO STOCKHOLDERS

      Any Stockholder who is a beneficial owner of Maine Public Service Company's securities, may, upon written request and without charge, obtain a copy of the Company's Annual Report or Form 10-K for 1996, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Stephen A. Johnson, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.


                        ANNUAL REPORT FOR 1996

      The Annual Report for the fiscal year ended December 31, 1996, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.


                        DISCRETIONARY AUTHORITY

      The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.


                        Maine Public Service Company
                              209 State Street
                              P. O. Box 1209
                        Presque Isle, Maine  04769-1209
            Tel. No. (207) 768-5811    -    FAX No. (207) 764-6586

                  Home Page:  http://www.mainerec.com/mpsco.html
                        E-Mail:  mainepub@agate.net


                            (Front of Proxy Card)

                          MAINE PUBLIC SERVICE COMPANY

               Solicited by the Board of Directors for use at the
               Annual Meeting of Stockholders of Maine Public Service
                         Company-May 13,1997 at 10:00 A.M.
                       209 State Street, Presque Isle, Maine.

        The undersigned hereby appoints G. Melvin Hovey, Paul R. Cariani and Stephen A. Johnson, or any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the above Annual Meeting and any adjournment thereof all shares of Common Stock of Maine Public Service Company that the undersigned would be entitled to vote at such meeting.

        The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1.

                  (Continued, and to be signed, on reverse side)



                                 MAINE PUBLIC SERVICE COMPANY
                                 P.O. BOX 11363
                                 NEW YORK, N.Y. 10203-0363



                                 (Back of Proxy Card)


The Board of Directors Recommends a vote "FOR all nominees" in Item 1.

Item 1 - Election of the following
         nominees as Directors:

        FOR all nominees listed below      (X)

        WITHOLD AUTHORITY to vote
        for all nominees listed below      (X)

        * EXCEPTIONS                       (X)


Nominees:    Messrs. Robert E. Anderson, Nathan L. Grass, J. Paul Levesque

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


* Exceptions:
                                 Change of Address and/        (X)
                                 or Comments Mark Here


                                 Please mark, date and sign your name as it appears at left. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, either stockholder named may sign.


                                 Dated:                , 1997



                                 Signature


                                 Signature


                                 Votes MUST be indicated
                                 (x) in Black or Blue ink.     (X)



Sign, Date and Return the Proxy Card in the Enclosed Envelope.